Exhibit 99.(g)(1)
CUSTODY AGREEMENT
     AGREEMENT, dated as of September 30, 2005 between Principal Variable Contracts Fund, Inc., a corporation organized and existing under the laws of the State of Maryland having its principal office and place of business at 711 High Street, Des Moines, Iowa 50392-0870 (the “Fund”) and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).
WITNESSETH:
that for and in consideration of the mutual promises hereinafter set forth the Fund and Custodian agree as follows:
ARTICLE I
DEFINITIONS
     Whenever used in this Agreement, the following words shall have the meanings set forth below:
     1. “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.
     2. “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.
     3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.
     4. “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.
     5. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.
     6. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.
     7. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities
PrincipalVariableCustody4

and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.
     8. “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.
     9. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.
     10. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.
     11. “Series” shall mean the various portfolios, if any, of the Fund listed on Schedule II hereto, and if none are listed references to Series shall be references to the Fund.
     12. “Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).
     13. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, and their respective successors and nominees.
ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS
     1. (a) The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Fund.
          (b) Custodian may from time to time establish on its books and records such subaccounts within each Account as the Fund and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

          (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Fund and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Fund may specify in a Certificate or Instructions.
     2. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:
          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;
          (b) This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;
          (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;
          (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;
          (e) Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the ‘“40 Act”), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the 40 Act and Rule 17f-5 thereunder;
          (f) The Fund or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the ‘40 Act;
          (g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that when Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Instructions have been sent by an Authorized Person.
          (h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the ‘40 Act;
          (i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the ‘40 Act;
          (j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and
          (k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.
     3. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-l (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.
     4. In no event shall the Fund be liable to Custodian or any third party for any Losses due to forces beyond the control of the Fund, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
ARTICLE III
CUSTODY AND RELATED SERVICES
     1. (a) Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by it from time to time for the Fund’s account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ‘40 Act and Rule 17f-5 thereunder.
          (b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.
          (c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Fund, such reports as are available concerning the internal accounting controls and financial strength of Custodian.
          (d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

     2. Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.
     3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:
          (a) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;
          (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;
          (c) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;
          (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;
          (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and
          (f) Endorse for collection checks, drafts or other negotiable instruments.
     4. (a) Custodian shall timely notify the Fund of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.
          (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Fund). Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.
     5. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by Custodian and the Fund.
     6. Custodian shall promptly advise the Fund upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.
     7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.
     8. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns notwithstanding the termination of this Agreement.
     9. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds’” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.
          (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.
          (c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Fund understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.
     10. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.
ARTICLE IV

PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT
     1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.
     2. The Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Fund assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.
     3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian with prior notice to the Fund, to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.
ARTICLE V
OVERDRAFTS OR INDEBTEDNESS
     1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books.
     2. If the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the ‘40 Act and the Fund’s prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.
ARTICLE VI
SALE AND REDEMPTION OF SHARES
     1. Whenever the Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for the appropriate Series.
     2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

     3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.
     4. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check, charge the amount thereof against the money held in the Account of the Series of the Shares being redeemed, provided, that if the Fund or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.
ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS
     1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.
     2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.
ARTICLE VIII
CONCERNING CUSTODIAN
     1. (a) Custodian shall exercise such good faith, reasonable care, diligence, and prudence as a professional custodian for securities would exercise in carrying out all of these duties and obligations. Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund, except those Losses arising out of Custodian’s own negligence or willful misconduct. With respect to any Losses related to the loss of Securities as a direct result of Custodian’s negligence or willful misconduct, the liability of Custodian shall be limited to: (i) the lesser of replacement of any such Securities or the market value thereof calculated at the time of the occurrence of such loss and (ii) the value of any loss of rights or privileges resulting from such loss or destruction. In no event shall Custodian’s total liability for any such loss of Securities exceed the total amount of the fees paid by the Fund to Custodian for services hereunder for a period of twelve consecutive calendar months prior to the occurrence of such loss or such lesser period of time if this Agreement has not been in effect for twelve consecutive calendar months. Except as otherwise specifically provided herein, in no event shall Custodian be liable for special, indirect or consequential damages even if Custodian has been advised of the possibility of such damages.

          (b) Without limiting the foregoing, with respect to any Losses incurred by the Fund as a result of the act or failure to act by a Subcustodian listed on Schedule 1, Custodian shall be liable to the Fund for such Losses, but only to the extent such Losses arise out of or are caused by acts or failure to act by such Subcustodian for which it is liable under the terms of its agreement with Custodian and the laws governing such agreement. With respect to any Losses incurred by the Fund as a result of the acts or omission of a Subcustodian not listed on Schedule 1, Custodian shall take appropriate action to recover such Losses, and Custodian’s liability shall be limited to the amount recovered net of reasonable costs and expenses. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or Foreign Depositories except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder. Neither Custodian nor any Subcustodian shall be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions other than Oral Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the reasonable control of Custodian, including without limitation general strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or loss or malfunctions of public utilities, non-internal communication services, and (but only to the extent beyond Custodian’s reasonable control and not due to Custodian’s negligence or willful misconduct, and provided that Custodian is maintaining such back-up system(s) and disaster recovery plan(s) as are required by its regulators and all laws applicable to Custodian) loss or malfunction of internal communication services or of computer (software or hardware) services; it being understood that Custodian shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, and (except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder) any Foreign Depository; or (viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.
          (c) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.
          (d) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement, until expiration of the applicable statute of limitations.
     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:
          (a) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;
          (b) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;
          (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;
          (d) The legality of the declaration or payment of any dividend or distribution by the Fund;
          (e) The legality of any borrowing by the Fund;
          (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian’s receipt or non-receipt of any such payment; or
          (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the Account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.
     3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice and opinion of counsel to the independent board members of a Fund or other counsel that is mutually agreed upon by the Funds and the Custodian and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.
     5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.
     6. The Fund shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. The Fund shall reimburse Custodian for all costs associated with the conversion of the Fund’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Fund shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.
     7. Custodian has the right to debit any cash account for any amount payable by a Series of the Fund in connection with any and all obligations of the Series of the Fund to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right with timely subsequent notice to the Fund, to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

     8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Fund understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and the Fund shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If the Fund elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.
     9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the ‘40 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.
     10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.
     11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.
ARTICLE IX
TERMINATION
     1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.
     2. If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.
ARTICLE X
MISCELLANEOUS
     1. Custodian agrees to maintain in strict confidence any and all information regarding the Funds’ portfolio holdings and transactions (“Portfolio Information”) and, unless expressly authorized by a Fund, will not use such Portfolio Information for any purpose, including for the purpose of engaging in securities transactions, or disclose such Portfolio Information to any affiliate or third party, either orally or in writing, for any purpose, other that for the purpose of performing duties under this Agreement. Custodian agrees to take all precautions that are reasonable necessary to protect the confidentiality of the Portfolio Information and will restrict access to the Fund’s Portfolio Information to those employees and agents who need to know such information in order to perform duties under this Agreement. Notwithstanding the foregoing, it is understood and agreed that any such Portfolio Information may be disclosed by Custodian (i) to the Funds’ sub-advisors and proxy service providers, (ii) as required by applicable law, regulation or judicial or regulatory process, (iii) the rules of any stock exchange or regulatory authority or self-regulatory organization or any Subcustodian, Depository or Foreign Depository, (iv) as may be required by the terms of the organizational documents of the issuer of any Security or the terms of the Security itself, or (v) if it is advised by its counsel that failure to disclose such information would be unlawful. Unless prohibited by law or its regulators, Custodian agrees to notify the Fund promptly upon its receipt of a subpoena, court order or other process requiring disclosure of the Portfolio Information in order to permit the Fund an opportunity to seek a protective order or other judicial relief. This provision shall survive the termination or expiration of this Agreement.
     2. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.
     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.
     4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 711 High Street, Des Moines, Iowa 50392-0870, or at such other place as the Fund may from time to time designate in writing.
     5. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.
     6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.
     7. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     9. The Fund hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder Custodian will ask the Fund to provide certain information including, but not limited to, customer’s name, physical address, tax identification number and other information that will help Custodian to identify and verify the Fund’s identity such as organizational documents, certificate of good standing, license to do business or other pertinent identifying information. The Fund agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Fund’s identity in accordance with its CIP.
     10. A copy of the Articles of Incorporation of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Articles of incorporation of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.
     11. Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to create, and both the Fund and Custodian expressly disclaim, any agency, joint venture, partnership or association between the Fund and Custodian or any subsidiary or affiliate of either, and nothing in this Agreement shall be deemed to provide the Fund or Custodian with the right, power or authority, whether expressed or implied, to create any such duty or obligation.

     IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

PRINCIPAL VARIABLE CONTRACTS FUND, INC.

By:	/s/ A.S. Filean

Name:	A.S. Filean

Title:	Sr. Vice President & Secretary

By:	/s/ J.E. Karli

Name:	J.E. Karli

Title:	Assistant Treasurer

THE BANK OF NEW YORK

By:	/s/ EDWARD G. McGANN’

Title:	EDWARD G. McGANN’
MANAGING DIRECTOR

SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS
(The Fund — Oral and Written Instructions)
     The undersigned hereby certifies that he/she is the duly elected and acting                      of * (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Articles of incorporation and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated                     , and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature
     This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]	By:

Title:

Date:

SCHEDULE II
SERIES
Principal Variable Contracts Fund, Inc.
Asset Allocation Account
Balanced Account
Bond Account
Capital Value Account
Diversified International Account
Equity Growth Account
Equity Income Account I
Equity Value Account
Government & High Quality Bond
Account
Growth Account
Income Account
International Emerging Markets Account
International SmallCap Account
Large Cap Growth Equity Account
LargeCap Blend Account
LargeCap Stock Index Account
LargeCap Value Account
LifeTime 2010 Account
LifeTime 2020 Account
LifeTime 2030 Account
LifeTime 2040 Account
LifeTime 2050 Account
LifeTime Strategic Income Account
MidCap Account
MidCap Growth Account
MidCap Stock Account
MidCap Value Account-
Money Market Account
Mortgage Securities Account
Princor Funds Joint Trade Account
Princor Wire Concentration Account
Real Estate Securities Account
SAM Balanced Account
SAM Conservative Balanced Account
SAM Conservative Growth Account
SAM Flexible Income Account
SAM Strategic Growth Account
Short Term Bond Account
Short-Term Income Account
SmallCap Account
SmallCap Growth Account

SmallCap Value Account
West Coast Equity Account

APPENDIX I
THE BANK OF NEW YORK
ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)
TERMS AND CONDITIONS
     1. License; Use. This Appendix I shall govern Customer’s use of online communications, information delivery, and electronic banking systems, that Custodian may provide to Customer, such as The Bank of New York Inform ™ and The Bank of New York CA$H-Register Plus®, (collectively, the “Systems”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Customer’s use of the Systems, the terms of this Appendix I shall control.
     2. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person of the Fund of software enabling the Fund to obtain access to the Systems (the “Software”), Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software. The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall you attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian’s prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian’s request.
     3. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the Systems, and

Custodian shall not be responsible for the reliability or availability of any such equipment or services.
     4. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.
     5. Modifications. Custodian reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without Custodian’s prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.
     6. NO REPRESENTATIONS OR WARRANTIES. It is understood and agreed that the Systems and Software contains components that are not proprietary to Custodian and which Custodian has secured the right to license or otherwise make available to its customers. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO ADDITIONAL WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL,WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.
     7. Infringement. If any claim, action or proceeding is commenced against the Fund alleging that the Software or the Systems infringe a patent, trade secret, trademark, copyright, or other intellectual property rights of a third party, Custodian will defend and hold the Fund harmless from any and all damages awarded in a final judgment against the Fund in connection with such claim, action or proceeding, provided that the Fund shall have promptly notified Custodian in writing thereof. It is understood and agreed that the failure to promptly so notify Custodian shall relieve Custodian of its obligation to defend and indemnify the Fund hereunder. To the extent the Fund seeks indemnity hereunder, Custodian shall have the right to control the defense of any such claim, action or proceeding, which cannot be settled by the Fund without Custodian’s prior written consent. The Fund shall cooperate with Custodian and provide such assistance regarding the claim, action or proceeding as Custodian may reasonably request.
     8. Security; Reliance: Unauthorized Use. The Fund will cause all persons utilizing the Software and Systems to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the Systems. The Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized use the Systems and that Custodian shall not be responsible nor liable for any unauthorized use thereof.
     9. System Acknowledgments. Custodian shall acknowledge through the Systems its receipt of each transmission communicated through the Systems, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.
     10. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.
     11. ENCRYPTION. The Fund acknowledges and agrees that encryption may not be available for every communication through the Systems, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time. Custodian agrees to provide such advance notice of such deactivation as may be possible under the circumstances, provided, that it is understood and agreed that such notice may not be possible if in the reasonable judgment of Custodian expeditious action is necessary in order to repair or protect the Systems or Software. Custodian agrees to make reasonable efforts to notify the Fund promptly of the action taken, and in a case where such action proved to be erroneous or to require corrective action or ameliorative measures, will provide such assistance as the Fund may reasonably request.

THE BANK OF NEW YORK
Global Network Management
SCHEDULE 1

	Country	Sub-Custodian

1.	Argentina	Citibank N.A.

2.	Australia	National Australia Bank Ltd.

3.	Austria	Bank Austria Credilanstalt AG

4.	Bahrain	HSBC Bank Middle East Ltd.

5.	Bangladesh	HSBC

6.	Belgium	ING Belgium SA/NV

7.	Bermuda	Butterfield Trust Bermuda, Ltd.

8.	Brazil	Citibank, N.A.

9.	Canada	Royal Bank of Canada

10.	Cayman islands	The Bank of New York

11.	Channel Islands	The Bank of New York

12.	Chile	Citibank, N.A.

13.	China -Shanghai	HSBC

14.	China -Shenzhen	HSBC

15.	Cyprus	Bank of Cyprus Public Company Ltd.

16.	Czech Republic	ING N.V. Prague

17.	Denmark	Danske Bank A/S

18.	Egypt	Citibank, N.A.

19.	Finland	Nordea Bank Finland plc

20.	France	BNP Paribas Securities Services Credit Agricole Investor Services Bank

21.	Germany	BHF-Bank AG

22.	Greece	BNP Paribas Securities Services

THE BANK OF NEW YORK Global Network Management	Schedule 1 Page 2

	Country	Sub-Custodian

23.	Hong Kong	HSBC

24.	Hungary	HVB Bank Hungary Rt

25.	Iceland	Landsbanki Islands hf

26.	India	HSBC

27.	Ireland	The Bank of New York

28.	Israel	Bank Leumi LE — Israel B. M.

29.	Italy	Banca lntesa S.P.A.

30.	Japan	Mizuho Corporate Bank, Ltd. The Bank of Tokyo-Mitsubishi Ltd.

31.	Luxembourg	Banque et Caisse d’Espargne de I’Etat

32.	Malaysia	HSBC Bank Malaysia Bertiad

33.	Malta	HSBC Bank Malta plc

34.	Mexico	Banco National de Mexico

35.	Netherlands	ING Bank

36.	New zealand	National Australia Bank

37.	Norway	DnB Nor Bank ASA

38.	Pakistan	Standard Chartered Bank

39.	Peru	Citibank del Peru

40.	Philippines	HSBC

41.	Poland	ING Bank Slaski

42.	Portugal	Banco Comercial Portugues

43.	Qatar	HSBC Bank Middle East Ltd.

44.	Russia	Vnesht or bank ING Bank (Eurasia)

45 ..	Singapore	United Overseas Bank Ltd. DBS. Bank Ltd.

46.	Slovakia	Ceskoslovenska Obchodni Banka, AS

THE BANK OF NEW YORK Global Network Management	Schedule 1 Page 3

	Country	Sub-Custodian

47.	Slovenia	Bank Austria Creditanstalt d.d. Ljubljana

48.	South Africa	Standard Bank of South Africa Ltd.

49.	South Korea	HSBC

50.	Spain	Banco Bilbao Vizcaya Argentaria S.A. (BBVA) Santander Investment Services, S. A.

51.	Sri Lanka	HSBC

52.	Sweden	Skandinaviska Enskilda Banken

53.	SWITZERLAND	Credit Suisse, Zurich

54.	Taiwan	HSBC
HSBC
55.	Thailand	Bangkok Bank Public Company Ltd.

56.	Turkey	Garanti Bank

57.	UAE	HSBC Bank Middle East Ltd.

58.	United Kingdom	The Bank of New York JP Morgan Chase Bank, N.A. (CD’s only)

59.	Uruguay	BankBoston. N.A.

60.	United States	The Bank of New York